Duolingo Achieves 54% DAU growth
and 40% Revenue Growth in Third Quarter 2024

Pittsburgh, PA – November 6, 2024 – Duolingo, Inc. (NASDAQ: DUOL), the world’s leading mobile learning platform, announced results for the third quarter ended September 30, 2024 in a shareholder letter that is posted at investors.duolingo.com.

"We performed superbly across all of our key operating metrics this quarter, with DAU and bookings growth exceeding our expectations,” said Luis von Ahn, Co-Founder and CEO of Duolingo. “This momentum came from continued execution against our plan to grow users and daily engagement, increase family plan adoption, and roll-out Duolingo Max more broadly.

This quarter we saw strong new and returning user growth, our highest ever family plan penetration, and a meaningful bookings contribution from Duolingo Max. Our AI-powered Video Call feature helped to drive adoption of Max and increase conversational speaking practice, which we believe can unlock new opportunities in the global language learning market."

Third Quarter 2024 Highlights

•Total bookings were $211.5 million, an increase of 38% from the prior year quarter;
•Subscription bookings were $176.3 million, an increase of 45% from the prior year quarter;
•Paid subscribers totaled 8.6 million at quarter end, an increase of 47% from the prior year quarter;
•Daily active users (DAUs) were 37.2 million, an increase of 54% from the prior year quarter and monthly active users (MAUs) were 113.1 million, an increase of 36% from the prior year quarter;
•Total revenues were $192.6 million, an increase of 40% from the prior year quarter;
•Net income was $23.4 million, compared to $2.8 million in the prior year quarter;
•Adjusted EBITDA was $47.5 million, compared to $22.5 million in the prior year quarter, a 24.7% versus 16.3% Adjusted EBITDA margin, respectively;
•Net cash provided by operating activities was $56.3 million compared to $37.7 million in the prior year quarter, and free cash flow was $52.7 million compared to $33.5 million in the prior year quarter.

Financial and Key Operating Metrics

The following table summarizes our financial and operating highlights for the quarters ended September 30, 2024 and 2023:

	Three Months Ended September 30,
(In millions)	2024	2023	% Change
Operating Metrics
Monthly active users (MAUs)	113.1	83.1	36%
Daily active users (DAUs)	37.2	24.2	54%
Paid subscribers (at period end)	8.6	5.8	47%

	Three Months Ended September 30,
(In thousands)	2024	2023	% Change
Operating Metrics
Subscription bookings	$176,309	$121,342	45%
Total bookings	$211,456	$153,556	38%

Financial Measures
Total revenues (GAAP)	$192,594	$137,624	40%
Net income (GAAP)	$23,360	$2,807	>100%
Adjusted EBITDA (Non-GAAP)	$47,508	$22,501	>100%
Net cash provided by operating activities (GAAP)	$56,267	$37,650	49%
Free cash flow (Non-GAAP)	$52,674	$33,472	57%

The following table provides revenues by product type:

	Three Months Ended September 30,
(in thousands)	2024	2023	Change	% Change
Subscription	$157,617	$105,887	$51,730	49%
Other	34,977	31,737	3,240	10
Total revenues	$192,594	$137,624	$54,970	40%
________________
(1) Other revenue is comprised mainly of Advertising, Duolingo English Test, and In-App Purchases.

Financial Outlook

Duolingo is providing the following guidance for the fourth quarter ending December 31, 2024 and updating its guidance for the full year ending December 31, 2024:

	Fourth Quarter 2024		Full Year 2024
(in millions)	Low	High	Low	High

Total Bookings	$244.5	$247.5	$843.5	$846.5
Revenues	$202.5	$205.5	$741.0	$744.0
Adjusted EBITDA	$48.6	$50.8	$188.3	$190.4
Adjusted EBITDA Margin	24.0%	24.7%	25.4%	25.6%

With regards to the non-GAAP Adjusted EBITDA and Adjusted EBITDA margin outlook provided above, a reconciliation to GAAP net income, the most directly comparable financial measure presented in accordance with GAAP, has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expenses related to equity awards requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Dilutive Securities

Duolingo has various dilutive securities. The table below details these securities (shares in millions; rounding differences may occur):

(Amounts in millions, except share price)	Price as of September 30, 2024	Weighted- average exercise price	Shares
Share price	$282.02
Common stock outstanding as of September 30, 2024			43.9
Founder awards (1)			1.6
Dilutive effect of stock options outstanding (2)		$16.62	2.1
RSUs outstanding			1.9
Total estimated diluted shares outstanding			49.6
________________
(1)Includes 1.4 million underlying performance-based Restricted Stock Units ("RSUs") where performance criteria has not been satisfied.
(2)The Company has 2.2 million options outstanding as of September 30, 2024. The estimated dilutive effect is calculated as the number of shares expected to be issued upon vesting or exercise, adjusted for the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Duolingo common stock.

Video Webcast
Duolingo will host a video webcast to discuss its quarterly results today, November 6, 2024 at 5:30 p.m. ET. This live webcast and related materials will be publicly available and can be accessed at investors.duolingo.com. A replay will be available on the Investor Relations section of our website two hours following completion of the webcast and will remain available for a period of one year.

About Duolingo
Duolingo is the leading mobile learning platform globally. Its flagship app has organically become the world's most popular way to learn languages and the top-grossing app in the Education category on both Google Play and the Apple App Store. With technology at the core of everything it does, Duolingo has consistently invested to provide learners a fun, engaging, and effective learning experience while remaining committed to its mission to develop the best education in the world and make it universally available.

Definitions

Monthly Active Users (MAUs). MAUs are defined as unique users who engage with our Duolingo App or the learning section of our website each month. MAUs are reported for a measurement period by taking the average of the MAUs for each calendar month in that measurement period. The measurement period for MAUs is the three months ended September 30, 2024 and the same period in the prior year where applicable, and the analysis of results is based on those periods. MAUs are a measure of the size of our global active user community on Duolingo.

Daily Active Users (DAUs). DAUs are defined as unique users who engage with our Duolingo App or the learning section of our website each calendar day. DAUs are reported for a measurement period by taking the average of the DAUs for each day in that measurement period. The measurement period for DAUs is the three months ended September 30, 2024 and the same period in the prior year where applicable, and the analysis of results is based on those periods. DAUs are a measure of the consistent engagement of our global user community on Duolingo.

Paid Subscribers. Paid subscribers are defined as users who pay for access to any Duolingo subscription offering and had an active subscription as of the end of the measurement period. Each unique user account is treated as a single paid subscriber regardless of whether such user purchases multiple subscriptions, and the count of paid subscribers does not include users who are currently on a free trial or who are non-paying members of a family plan.

Subscription Bookings and Total Bookings. Subscription bookings represent the amounts we receive from a purchase of any Duolingo subscription offering. Total bookings include subscription bookings, income from advertising networks for advertisements served to our users, purchases of the Duolingo English Test, and in-app purchases of virtual goods. We believe bookings provide an indication of trends in our operating results, including cash flows, that are not necessarily reflected in our revenues because we recognize subscription revenues ratably over the lifetime of a subscription, which is generally from one to twelve months.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release, including without limitation, statements regarding our business model and strategic priorities, plans to expand our market base and user adoption, expectations for product rollouts, and our financial outlook are forward-looking statements. Without limiting the generality of the foregoing, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are neither promises nor guarantees, but involve a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: our ability to retain and grow our users and sustain their engagement with our products; competition in the online language learning industry; our limited operating history; our ability to maintain profitability; our ability to manage our growth and operate at such scale; the success of our investments; our reliance on third-party platforms to store and distribute our products and collect revenue; our reliance on third-party hosting and cloud computing providers; our ability to compete for advertisements; acceptance by educational organizations of technology-based education; changes in our business and macroeconomic conditions; our ability to access, collect, and use personal data about our users and payers, and to comply with applicable data privacy laws; regulatory and legislative developments on the use of artificial intelligence and machine learning; potential intellectual property-related litigation and proceedings; our ability adequately obtain, protect and maintain our intellectual property rights; and the other important factors more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as any such factors may be updated from time to time, including without limitation in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 and in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at investors.duolingo.com. All forward-looking statements speak only as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Limitation of Key Operating Metrics and Other Data
We manage our business by tracking several operating metrics, including MAUs, DAUs, paid subscribers, and subscription and total bookings. While these metrics are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring how our platform is used. These metrics are determined by using internal data gathered on an analytics platform that we developed and operate and have not been validated by an independent third party. This platform tracks user account and session activity. If we fail to maintain an effective analytics platform, our metrics calculations may be inaccurate. We believe that these metrics are reasonable estimates of our user base for the applicable period of measurement, and that the methodologies we employ and update from time-to-time to create these metrics are reasonable bases to identify trends in user behavior. Because we update the methodologies we employ to create metrics, our operating metrics may not be comparable to those in prior periods. Other companies, including companies in our industry, may calculate these metrics differently.

Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our Unaudited Condensed Consolidated Financial Statements, which are presented in accordance with GAAP. These non-GAAP financial measures include Adjusted EBITDA; Adjusted EBITDA margin; Free cash flow, and Free cash flow margin. Please refer to the definitions and reconciliation at the end of this press release. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Website Information
We routinely post important information for investors on the Investor Relations section of our website, investors.duolingo.com, and also from time to time may use social media channels, including our X (formerly Twitter) account (x.com/duolingo) and our LinkedIn account (linkedin.com/company/duolingo/), as an additional means of disclosing public information to investors, the media and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$854,409	$747,610
Short-term investments	26,354	—
Accounts receivable	94,215	88,975
Deferred cost of revenues	67,329	53,931
Prepaid expenses and other current assets	16,130	7,282
Noncurrent assets	161,112	56,159
Total assets	$1,219,549	$953,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deferred revenues	$310,603	$249,192
Accounts payable	3,649	2,447
Other current liabilities	27,881	25,723
Long-term obligation under operating leases	54,651	21,094
Deferred tax liabilities, net	312	—
Total liabilities	397,096	298,456
Total stockholders’ equity	822,453	655,501
Total liabilities and stockholders' equity	$1,219,549	$953,957

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,
	2024	2023
Revenues	$192,594	$137,624
Cost of revenues	52,180	36,254
Gross profit	140,414	101,370
Operating expenses:
Research and development	62,878	50,305
Sales and marketing	25,574	22,335
General and administrative	38,388	33,400
Total operating expenses	126,840	106,040
Income (loss) from operations	13,574	(4,670)
Other income (expense), net	569	(1,023)
Income (loss) before interest income and income taxes	14,143	(5,693)
Interest income	11,246	8,625
Income before income taxes	25,389	2,932
Provision for income taxes	2,029	125
Net income and comprehensive income	$23,360	$2,807
Net income per share attributable to Class A and Class B common stockholders, basic	$0.53	$0.07
Net income per share attributable to Class A and Class B common stockholders, diluted	$0.49	$0.06

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$74,667	$3,950
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,193	5,053
Stock-based compensation expense	80,690	70,219
Accretion on marketable securities, net	(12)	—
Gain on sale of capitalized software	—	(100)
Loss on disposal of leasehold improvements	—	417
Changes in assets and liabilities:	39,631	24,882
Net cash provided by operating activities	202,169	104,421
Net cash used for investing activities	(106,965)	(9,436)
Net cash provided by (used for) financing activities	11,595	(1,428)
Net increase in cash, cash equivalents and restricted cash	106,799	93,557
Cash, cash equivalents and restricted cash - Beginning of period	750,345	608,180
Cash, cash equivalents and restricted cash - End of period	$857,144	$701,737

DUOLINGO, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

Adjusted EBITDA. Adjusted EBITDA is defined as net income excluding interest income, income taxes, depreciation and amortization, stock-based compensation expenses related to equity awards, transaction costs related to acquisitions, acquisition earn-out costs and loss on disposal of leasehold improvements. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenues. These non-GAAP financial measures are used by management to evaluate the financial performance of our business and we present these non-GAAP financial measures because we believe that they are helpful in highlighting trends in our operating results and that they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The following table presents a reconciliation of our net income, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA margin.

	Three Months Ended September 30,
(In thousands)	2024	2023
Net income	$23,360	$2,807
Add (deduct):
Interest income	(11,246)	(8,625)
Provision for income taxes	2,029	125
Depreciation and amortization	2,876	1,657
Stock-based compensation expenses related to equity awards (1)	29,990	26,007
Acquisition transaction costs (2)	399	—
Acquisition earn-out costs (3)	100	113
Loss on disposal of leasehold improvements	—	417
Adjusted EBITDA	$47,508	$22,501

Revenues	$192,594	$137,624
Adjusted EBITDA Margin	24.7%	16.3%

________________
(1)In addition to stock-based compensation expense of $29.0 million and $25.4 million for the three months ended September 30, 2024 and 2023,respectively, this includes costs incurred related to taxes paid on equity transactions.
(2)Represents costs incurred related to acquisitions, including integration costs.

(3)Represents costs incurred related to the earn-out payments on acquisitions.

DUOLINGO, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Amounts in thousands)

Free Cash Flow. Free cash flow represents net cash provided by operating activities, reduced by capitalized software development costs and purchases of property and equipment and increased by taxes paid related to stock-based compensation equity awards and transaction costs related to acquisitions as we believe such items are not indicative of future liquidity. Free cash flow margin is defined as Free cash flow as a percentage of revenues. We believe that free cash flow is a measure of liquidity that provides useful information to our management, investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow has certain limitations in that it does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments. The following table presents a reconciliation of net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow.

	Three Months Ended September 30,
(In thousands)	2024	2023
Net cash provided by operating activities	$56,267	$37,650
Less: Capitalized software development costs and purchases of intangible assets	(1,845)	(3,994)
Less: Purchases of property and equipment	(3,178)	(759)
Plus: Taxes paid related to stock-based compensation equity awards	1,031	575
Plus: Acquisition transaction costs (1)	399	—
Free cash flow	$52,674	$33,472

Revenues	$192,594	$137,624
Free cash flow margin	27.3%	24.3%

________________
(1)Represents costs incurred related to acquisitions, including integration costs.

Contacts

Investor Relations:
Deborah Belevan, VP of Investor Relations
IR@duolingo.com

Press:
Sam Dalsimer, Global Head of Communications
press@duolingo.com